UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street
Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On February 22, 2011, Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued $300 million aggregate principal amount of 2.050% Senior Notes due 2014 (the “2014 Notes”), $900 million aggregate principal amount of 3.200% Senior Notes due 2016 (the “2016 Notes”) and $1 billion aggregate principal amount of 4.500% Senior Notes due 2021 (the “2021 Notes”, and together with the 2014 Notes and the 2016 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture dated as of November 20, 2009 (the “Base Indenture”) and a third supplemental indenture dated as of February 22, 2011 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of February 14, 2011, among the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement was separately filed with the SEC on February 15, 2011 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.
     The 2014 Notes will mature on February 21, 2014, the 2016 Notes will mature on March 1, 2016 and the 2021 Notes will mature on March 1, 2021. Interest on the 2014 Notes will accrue at the rate of 2.050% per annum, interest on the 2016 Notes will accrue at the rate of 3.200% per annum, and interest on the 2021 Notes will accrue at the rate of 4.500% per annum. Interest is payable on the 2014 Notes semi-annually in arrears on February 21 and August 21 of each year, commencing August 21, 2011, interest is payable on the 2016 Notes semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2011, and interest is payable on the 2021 Notes semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2011.
     In the event that we do not consummate the Tender Offer (as defined below) on or prior to September 30, 2011 or the Merger Agreement (as defined below) is terminated at any time prior thereto, the Company will be required to redeem in whole and not in part the Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) October 31, 2011, if the Tender Offer has not been consummated on or prior to September 30, 2011, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement for any reason.
     The Company may redeem the 2014 Notes, the 2016 Notes and the 2021 Notes, in each case, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at a comparable treasury rate plus 10 basis points, in the case of the 2014 Notes, and 15 basis points, in the case of each of the 2016 Notes and the 2021 Notes, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption, if any.
     Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s

Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase each of the 2014 Notes, the 2016 Notes and the 2021 Notes at a price equal to 101% of the principal amount of the 2014 Notes, the 2016 Notes and the 2021 Notes to be repurchased, respectively, plus any accrued and unpaid interest to, but excluding, the date of repurchase.
     The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to any secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to all existing and any future liabilities of its subsidiaries to the extent of assets of such subsidiaries; equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes.
     The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries, engage in sale and lease-back transactions with respect to any principal property and merge or consolidate or sell all or substantially all of its assets.
     Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.
     The Company expects that the net proceeds from the sale of the Notes will be approximately $2.18 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to fund the consideration payable in, and certain costs associated with, the Company’s pending tender offer (the “Tender Offer”) for all of the issued and outstanding shares of common stock of Dionex Corporation (“Dionex”) and, following the consummation of the Tender Offer and subject to the Merger Agreement, dated December 12, 2010, by and among the Company, Weston D Merger Co., a wholly owned subsidiary of the Company (“Merger Subsidiary”), and Dionex (the “Merger Agreement”), the merger of Merger Subsidiary with and into Dionex (the “Dionex Acquisition”), the aggregate purchase price of which is estimated to be approximately $2.1 billion. The Company intends to use any proceeds remaining from the sale of the Notes after funding the Dionex Acquisition for general corporate purposes.
     The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on November 20, 2009 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, and the Supplemental Indenture, which is filed with this report as Exhibit 99.2, both of which are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 under the heading “Indenture” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: February 22, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Indenture dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K with the SEC on November 20, 2009 [File No. 1-8002] and incorporated in this Form 8-K by reference)

99.2	Third Supplemental Indenture dated as of February 22, 2011 between the Company and The Bank of New York Mellon Trust Company, N.A.